UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 31, 2014 (July 25, 2014)

MEDICAN ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-53408	87-0474017
(Commission File Number)	(IRS Employer Identification No.)

3440 E. Russell Road, Las Vegas, NV, 89120
(Address of Principal Executive Offices)

(800) 416-8802
(Registrant’s Telephone Number, Including Area Code)

5955 Edmond Street, Suite 102 Las Vegas, NV 89118
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure
Item 8.01	Other Events

On July 25, 2014, Medican Enterprises, Inc. (the “Company”) entered into a Non-binding Letter of Intent (the “LOI”) with the Company’s subsidiary, CanaLeaf Systems, Inc. (“CanaLeaf”), Zenabis Limited Partnership (“Zenabis”) and International Herbs Medical Marijuana Ltd. (“IHMML”).  Pursuant to the LOI, the Company intends to restructure its proposed acquisition of an interest in IHMML so that it will acquire an outright 51% interest in IHMML and an option to acquire the remainder and, in return, IHMML and its affiliates will obtain a majority ownership interest in and control of the Company.

IHMML is a Canadian company that has applied for a commercial medical marijuana license under the recently established Canadian Marihuana for Medical Purposes Regulations (“MMPR”).  The MMPR came into effect on April 1, 2014 and is a federal program that legalizes the commercial production of medical marijuana for medical use.  IHMML is currently owned by Zenabis, a Canadian partnership owned by affiliates of International Herbs Ltd. (“IHL”), a leader in the production of fresh herbs and specialty produce in Canada, and The Monark Group (“Monark”), a full-service provider of pharmaceutical marketing, information technology and call center services in Canada.

IHMML is a party to an April 2014 subscription agreement under which CanaLeaf was to purchase 50% of IHMML for CDN$52 million.  Under the terms of the transaction as set out in the LOI, CanaLeaf’s subscription rights will be restructured as follows:

•	the obligation of CanaLeaf to purchase its interest in IHMML will terminate and instead, Canaleaf will acquire 51% of the outstanding interests in IHMML outright;

•	Zenabis or its designees will receive newly issued shares of common stock in the Company in an amount equal to 70% of the fully diluted currently outstanding shares of the Company;

•	the senior management of IHMML (including representatives of IHL and Monark) will take over the day to day operations of the Company, and Zenabis will appoint new directors of the Company; and

•	Zenabis will grant to CanaLeaf a 5 year option to acquire the remaining 49% ownership interest in IHMML at fair market value.

The LOI is a non-binding statement of intention of the parties, and the final terms of the transaction are subject to change based on tax and regulatory considerations and discussions between the Company and Zenabis.  The parties are proceeding to prepare execute definitive agreements for the transaction, with the intention that a closing occur by September 15, 2014.

On July 30, 2014, the Company issued a press release regarding the foregoing matters, which is provided as Exhibit 99.2 to this Current Report.

Cautionary Note Regarding Forward-Looking Statements

This current report of Medican Enterprises, Inc. (the “Company”) includes forward-looking statements within the meaning of the U.S. federal securities laws.  Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control), which could cause actual results to differ from the forward looking statements.  Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions.  These statements are based upon the current beliefs and expectations of the Company's management but are subject to significant risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission.  Actual results (including, without limitation, the timing for and results of the proposed transaction described herein) may differ from those set forth in the forward-looking statements.  Except as required by applicable law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
99.1	Non-binding Letter of Intent, dated July 25, 2014, between the Company, CanaLeaf Systems, Inc., Zenabis Limited Partnership and International Herbs Medical Marijuana Ltd.
99.2	Press release of the Company, dated July 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAN ENTERPRISES, INC.

July 31, 2014	By:	/s/ Kenneth Williams
Kenneth Williams
Chief Executive Officer and Director